UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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McDermott International, Inc.

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Investor Presentation: 2017 Annual Meeting of Stockholders

Forward-Looking Statement In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this presentation which are forward‐looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott's actual results of operations. These forward‐looking statements include, but are not limited to, statements about backlog, to the extent it may be viewed as an indicator of future revenues or profitability. Although we believe that the expectations reflected in those forward‐looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in project design or schedules, the availability of qualified personnel, changes in the terms, scope or timing of contracts, contract cancellations, change orders and other modifications and actions by our customers and other business counterparties and changes in industry norms and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward‐looking statements. For a more complete discussion of these and other risk factors, please see McDermott's annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10‐K for the year ended December 31, 2016. This presentation reflects management's views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward‐looking statement. |

Executive Summary | About McDermott Leading provider of integrated engineering, procurement, construction and installation services for oil and gas field developments worldwide At any given time, 40 or fewer active contracts typically spanning a duration of one to three years, performed in a variety of jurisdictions and each ranging from less than $50 million to more than $2 billion in total contract value Independent and Engaged Board Oversees Execution of Business Strategy The Board is an invaluable source of perspective and insight, overseeing and engaging in our strategy for continued growth Committed to a thoughtful Board refreshment process which identifies and considers new director candidates who have expertise that would complement and enhance the current Board’s skills and experience Stockholder engagement remains a priority; it is shared among the full Board and is factored into the Board’s decision making processes Used independent third party facilitator in connection with annual Board and Committee evaluations for 2017 Strong Compensation Practices Significant emphasis on variable, “at risk” compensation that aligns pay with performance Rigorous financial performance metrics directly linked to Company strategy with disclosed performance goals Compensation program reflects adherence to strong compensation governance practices Improved Financial and Operating Performance TSR for FY 2016 was 120%, versus 12% for proxy peer group and 12% for S&P 500 FY 2016 operating income of $142.3 million, which exceeded FY 2015 of $112.7 million and FY 2014 of $16.4 million Order intake of $2.7 billion in FY 2016, resulted in 1.0x book-to-bill in a more competitive environment due to decreased customer capex budgets FYE 2016 backlog of $4.3 billion, slightly up compared to year-end 2015, provides a strong foundation for 2017 with approximately $3 billion of expected 2017 revenues already recorded in backlog as of December 31, 2016

# McDermott Today

- A vertically integrated offshore and subsea engineering, procurement, construction and installation company for upstream field developments worldwide
- Strategically located fabrication yards and a versatile marine fleet
- Strong long-term relationships with leading energy customers globally

- **Market Cap:** ~$1.6B[1]
- **2016 Revenue:** $2.6B
- **Headquarters:** Houston, TX
- **Global Operations:** ~20 Locations
- **Employees:** ~12,400









| Engineering | Procurement | Construction | Installation |
|---|---|---|---|
| **Strategic enabler and differentiator** | **Ensure quality materials, right price, optimal schedule** | **Fabricate complex structures for delivery worldwide** | **Execute installation campaigns for success** |

[1] *As of March 13, 2017*

4

# Operational Turnaround

**Over the past three years, McDermott has transformed as a Company to become a more sustainable, profitable and growth-oriented business, with a focus on stockholders, customers and other stakeholders**

**Dec 2013**: David Dickson appointed President and CEO

**Mar 2014**: All financial guidance was withdrawn and guidance for the foreseeable future was suspended

**Apr 2014**: Refinanced Company credit arrangements representing $1.3B

**Jan – Aug 2014**: Executive changes:
- EVP & CFO
- EVP Offshore
- EVP Subsea
- SVP HR
- Regional Vice Presidents

**May 2014:** Gary Luquette appointed independent Chairman of the Board

**2014**

**Jan 2015:** Launched MDR Profitability Initiative (MPI) to increase efficiency and achieve operational cost reduction

**Mar 2015**: Reinitiated financial guidance

**Apr 2015 – Oct 2016**: Board engaged in a stockholder outreach program to discuss stockholder perspectives on strategy, governance and compensation

**2015**

**Dec 2015:** MDR initiates Additional Overhead Reduction (AOR) program. In FY 2016, MDR realized approximately $150M cash savings from MPI and $46M cash savings from AOR.

**Dec 2015 – Present**: Board has considered and implemented stockholder feedback regarding executive compensation, governance and proxy disclosure

**2016**

**2016:** Awards including $454 Abkatun-A2 project, MDR's largest project in terms of size and value to date for PEMEX, and three separate large Aramco projects, resulting in FYE 2016 total backlog of $4.3B and 120% TSR

5

2016 Performance Operational effectiveness on projects and continued cost improvements have led to strong financial performance 1 As of December 31, 2016 | MDR Proxy Peer Group S&P 500 MDR’s FY 2016 TSR significantly outperformed both the Proxy Peer Group and S&P 500 Operating Income Free Cash Flow 2014 2015 2016 2014 2015 2016 Backlog 2014 2015 2016 Order Intake 2014 2015 2016 $112.7M ($49.9M) ($47.6M)

Board Uniquely Positioned to Exercise Strategic Oversight | 1 8 Relevant Skills and Experience Executive Leadership 9 Public Company Board 7 International Operations 9 Corporate Governance 9 Financial Oversight Responsibilities 8 Experience with Core Customers 5 Energy/Oilfield Services 9 Our Board continuously evaluates its composition to ensure effective oversight of McDermott’s strategy in driving long-term stockholder value Note: Figures reflect total number of current directors Stabilization New leadership took countermeasures to stop multi-year EBIT decline Stronger relationships with key customers—signaled a transformation of MDR Optimization Undertook cost-reduction programs and business development effort across existing business lines Additional measures taken to improve process and asset refreshment Looking Ahead Maintain strong focus on strengthening customer relationships Maintain strong focus on operational and cost effectiveness Our Board’s insight and perspectives have been integral to the execution of McDermott’s turnaround strategy, as evidenced by:

Enhanced Board Evaluation Process and Commitment to Board Refreshment | Independent, Third Party Facilitator Utilized for Board and Committee Evaluations Conducted in 2017 Board Survey Detailed Interviews Follow-Through Full Board Discussion New Independent Director Appointed in February 2016 Energy / Infrastructure Services Industry Corporate Governance Executive Leadership Financial Oversight Knowledge of Core Customers International Operations Demonstrated Commitment to Board Refreshment Long-tenured director to retire at 2017 Annual Meeting after 12 years of service pursuant to mandatory retirement provision in McDermott’s By-Laws Erich Kaeser Retired CEO, Siemens Middle East Written Board survey developed to identify cultural and overall effectiveness issues Independent facilitator conducted interviews, leveraging findings from Board survey Presentation of findings and recommendations to the full Board for discussion and proposed enhancements Board to consider results, and facilitator to reach out mid-year to determine impact of changes and any further steps

Our Philosophy Links Strategy and Performance | McDermott’s pay programs are designed to provide compensation that: Provides performance based incentives to reward achievement of short and long term business goals and objectives while recognizing individual contributions Attracts, motivates and retains high-performing executives Aligns executive and stockholder interests Executive Incentive Compensation Plan (EICP) Drive profitability via improved project execution Operating Income Support future business Order Intake Promote pricing discipline on new work Order Intake Operating Margin Prioritize liquidity needs Free Cash Flow Efficiently allocate capital to profitable investments Relative Return on Average Invested Capital Goal Performance Metric Long-Term Incentive Plan (LTIP) — Performance Units Performance metrics under the EICP have generally remained consistent since 2014 Performance metrics under the LTIP have remained consistent since 2016 Performance metrics and performance levels used within elements of annual and long-term compensation are designed to support our strategic and financial goals and drive the creation of stockholder value

Significant Majority of CEO Pay is At-Risk | 15% Annual Base Fixed cash compensation recognizing an executive officer’s experience, skill and performance 15% Annual Incentives Variable compensation designed to reward achievement of short-term business goals and strategic objectives, while recognizing individual contributions 70% Long-Term Incentives Variable compensation designed to align interests of executives with those of our stockholders with a focus on long-term performance results 85% At Risk CEO Target 2016 Compensation McDermott’s compensation program is designed to align interests of executives with those of our stockholders with a focus on long-term performance results

Compensation and Governance Program Changes Informed by Stockholder Engagement | Off-Season Engagement Outreach to stockholders and proxy advisory firms to understand their perspectives on a variety of topics including governance and compensation Stockholder Feedback Feedback from these meetings is collected and shared with the full Board The Board factors this feedback into its decision making process as detailed below Board Evaluation of Feedback The Board is committed to understanding stockholder feedback and endeavors to integrate it where possible What we heard from stockholders in 2016 Actions the Board has taken in response Keep executive compensation plans consistent Approved the continuing use of the 2014 financial metrics under EICP for the 2016 and 2017 EICP awards Consider a relative metric for LTIP awards Approved the use of Return on Average Invested Capital relative to a competitor peer group as the performance metric for the 2016 and 2017 Performance Unit awards Require double-trigger vesting of equity awards upon a change in control 2016 LTIP provides for double-trigger vesting upon a change in control, except where the awards are not assumed in the transaction Consider composition of peer group Added a competitive peer group of both domestic and international peers for determining performance under the 2016 and 2017 Performance Unit awards Consider periodic usage of an independent third party facilitator for annual evaluations Engaged an independent, third party facilitator in connection with the Board of Director and Committee evaluations conducted for 2017 Maintain strong corporate governance foundation and commitment to Board refreshment Adopted limits on the number of boards on which directors may serve Consistent with our By-Laws, Roger A. Brown will retire from the Board at the 2017 Annual Meeting Provide disclosure on MDR’s Corporate Social Responsibility (CSR) and sustainability activities Provided disclosure on MDR’s CSR and sustainability activities in 2017 proxy statement, and expect to continue to increase disclosures around these activities in the future Continue stockholder engagement Board has prioritized engagement and will continue its vigorous outreach program In-Season Engagement Outreach to stockholders and proxy advisory firms in advance of Annual Meeting to provide additional context and answer any questions regarding proxy disclosures

Strong Corporate Governance and Compensation Practices | The Board is actively engaged in stockholder outreach efforts Independent Board Chairman Consistent director refreshment using a standardized process Use independent director search firm in selecting director candidates Majority voting for director elections Use of independent third party facilitator in connection with 2017 annual Board and Committee evaluations Management succession planning oversight Board risk oversight Board and Governance Long-term incentive compensation is subject to forfeiture Annual incentive compensation is subject to linear and capped payouts Use of multiple performance metrics Significant stock ownership guidelines for directors and executive officers Double-trigger change-in-control agreements Annual review of share utilization Independent compensation consultant Annual review of peer group Clawback policy Repricing of underwater stock options Excise tax gross-ups Derivatives trading, hedging or pledging of Company stock Employment contracts Compensation Practices Our Board believes in sound corporate governance and places significant weight on stockholder feedback in making decisions on governance processes and compensation programs